Exhibit 5.1
October 1, 2026
The Board of Directors
Digital Turbine, Inc.
110 San Antonio Street, Suite 160
Austin, Texas 78701
Re: Registration Statement on Form S-3ASR
Ladies and Gentlemen:
We have acted as counsel to Digital Turbine, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3ASR (the “Registration Statement”) filed on October 1, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Securities (as defined below). We have been asked by the Company to render this opinion.
The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of an indeterminate amount of (a) shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and (e) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities”).
This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.
The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Debt Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and is to be entered into between the Company and a trustee to be named in a Prospectus Supplement to the Registration Statement (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Debt Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Debt Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Debt Securities.
We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed.

In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement has become effective upon filing with the Commission pursuant to Rule 462(e) under the Act, and that any post-effective amendments thereto will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (i) with respect to shares of Common Stock or Preferred Stock, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; and (j) the legal capacity of all natural persons executing documents.
We have made such investigations of law as we have deemed necessary and relevant as a basis hereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. The term “Board” means the Board of Directors of the Company or a duly constituted and acting committee thereof.
Based on such examination, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:
1. With respect to the shares of Common Stock to be sold by the Company, when: (a) the Board has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters and (b) the shares of Common Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and nonassessable.
2. With respect to any particular series of shares of Preferred Stock, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designation (a “Certificate”) relating to such Preferred Stock conforming to the General Corporation Law of the State of Delaware (the “DGCL”) and the filing of the Certificate with the Secretary of State of the State of Delaware; and (b) the shares of Preferred Stock have been duly delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.
3. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of

Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.
4. With respect to the Warrants, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters; and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant or similar agreement, as applicable, duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
5. With respect to the Units, when: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units (including any Securities underlying the Units) and related matters; and (b) the Units (including any Securities underlying the Units) have been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, or similar agreement duly authorized, executed and delivered by the Company and any applicable unit or other agents, and the certificates for the Units (including any Securities underlying the Units) have been duly executed and delivered by the Company and any applicable unit or other agents, then the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith, and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.
We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election, or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xv) the severability, if invalid, of provisions to the foregoing effect.
The opinions expressed herein are limited in all respects to the DGCL, and the laws of the State of New York as to the enforceability of the Debt Securities, and we express no opinion as to the laws of any other jurisdiction. We have not been asked to, and do not, address or express any opinion with respect to federal securities laws or any state securities or “blue sky” laws.
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We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-referenced Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, and any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Jackson Walker L.L.P.
Jackson Walker L.L.P.